Exhibit 99.1

NEWS RELEASE

Media Contact: Doug Kline
Sempra Energy
(877) 340-8875
dkline@sempra.com
www.sempra.com

Financial Contact: Kendall Helm
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY REPORTS HIGHER

 FIRST-QUARTER 2014 EARNINGS

• Company Reaffirms 2014 Earnings-per-Share Guidance of $4.25 to $4.55

• Cameron LNG Export Project Completes Federal Environmental Review

SAN DIEGO, May 2, 2014 – Sempra Energy (NYSE: SRE) today reported first-quarter 2014 earnings of $247 million, or $0.99 per diluted share, compared with first-quarter 2013 earnings of $178 million, or $0.72 per diluted share.

Excluding a $9 million after-tax charge related to the closure of the San Onofre Nuclear Generating Station (SONGS), Sempra Energy’s adjusted earnings were $256 million, or $1.03 per diluted share, in the first quarter 2014.

“We are seeing year-over-year earnings growth consistent with our expectations,” said Debra L. Reed, chairman and CEO of Sempra Energy. “We are on track to meet our 2014 earnings guidance. Our Cameron LNG liquefaction-export project continues to make strong progress toward the start of construction later this year and we have several large projects in Mexico and Peru coming online in the second half of 2014.”

Earlier this week, Cameron LNG received notice that it had completed the environmental review process with the Federal Energy Regulatory Commission. Also, in March, Cameron LNG awarded a construction contract to a joint venture between CB&I and Chiyoda International Corp. Construction on the project is expected to begin later this year, with commercial operations slated to start in 2018.

CALIFORNIA UTILITIES

Southern California Gas Co.

Earnings for Southern California Gas Co. (SoCalGas) increased to $78 million in the first quarter 2014 from $46 million in last year’s first quarter, due primarily to higher California Public Utilities Commission (CPUC) base operating margin.

The CPUC General Rate Case decision was delayed until the second quarter last year, so neither SoCalGas nor San Diego Gas & Electric (SDG&E) recorded revenue from that decision in the first quarter 2013.

San Diego Gas & Electric

First-quarter earnings for SDG&E were $99 million in 2014, compared with $91 million in 2013, due to improved CPUC base operating margin and the delay in the General Rate Case decision, offset by the $9 million SONGS charge.

On March 27, SDG&E and Southern California Edison announced that they reached a settlement agreement with key parties on the closure of SONGS. If approved by the CPUC, the agreement resolves all outstanding cost issues related to the plant closure and allows for recovery of replacement power costs, operating and maintenance expenses, and the companies’ non-steam generator replacement investment.

SEMPRA INTERNATIONAL

Sempra South American Utilities

Sempra South American Utilities had earnings of $35 million in the first quarter 2014, compared with $37 million in the first quarter 2013.

Sempra Mexico

Sempra Mexico’s earnings increased to $42 million in the first quarter 2014 from $31 million in last year’s first quarter, due primarily to regulatory earnings for pipeline projects under construction and lower income-tax expense.

On April 21, Sempra Energy’s Mexican subsidiary IEnova announced that it has finalized an agreement to sell InterGen 50 percent of the 155-megawatt Energía Sierra Juárez wind-generation project. The project, which has a 20-year power-purchase agreement with SDG&E, is expected to begin commercial operations in 2015.

SEMPRA U.S. GAS & POWER

Sempra Renewables

Sempra Renewables had first-quarter 2014 earnings of $28 million, compared with $4 million in the first quarter 2013, due primarily to the sale of a 50-percent equity interest in the Copper Mountain Solar 3 project.

Sempra Natural Gas

Earnings for Sempra Natural Gas were $9 million in the first quarter 2014, compared with $53 million in the first quarter 2013. In last year’s first quarter, Sempra Natural Gas recorded a $44 million gain related to the sale of half of the Mesquite Power natural gas-fired power plant.

NON-GAAP FINANCIAL MEASURES

Adjusted first-quarter 2014 earnings and earnings per share are non-GAAP financial measures. Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the first-quarter financial tables.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company. Access is available by logging onto the website at www.sempra.com. For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 2722529.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2013 revenues of more than $10.5 billion. The Sempra Energy companies’ 17,000 employees serve more than 31 million consumers worldwide.

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This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “plans,” “estimates,”  “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “may,” “potential,” “target,” “pursue,” “goals,” “outlook,” “maintain” or similar expressions, or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate; capital markets conditions, including the availability of credit and the liquidity of our investments; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects; inflation, interest and exchange rates; the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California utilities’ cost of capital; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS); weather conditions, natural disasters, catastrophic accidents, and conservation efforts; risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight; risks that partners or counterparties will be unable or unwilling to fulfill their contractual commitments; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest; wars, terrorist attacks that threaten system operations and critical infrastructure, and cybersecurity threats to the energy grid and the confidentiality of proprietary information and the personal information of customers;  business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through San Diego Gas & Electric Company’s electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Investors should not rely unduly on any forward-looking statement. These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2014	2013

REVENUES
Utilities	$ 2,485	$ 2,334
Energy-related businesses	310	316
Total revenues	2,795	2,650
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(620)	(556)
Cost of electric fuel and purchased power	(510)	(447)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(138)	(111)
Other cost of sales	(38)	(48)
Operation and maintenance	(676)	(724)
Depreciation and amortization	(286)	(295)
Franchise fees and other taxes	(105)	(106)
Gain on sale of equity interest and assets	27	74
Adjustment to loss from plant closure	13	-
Equity earnings, before income tax	17	10
Other income, net	40	37
Interest income	4	6
Interest expense	(136)	(138)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	387	352
Income tax expense	(127)	(178)
Equity earnings, net of income tax	6	4
Net income	266	178
(Earnings) losses attributable to noncontrolling interests	(19)	2
Preferred dividends of subsidiaries	-	(2)
Earnings	$ 247	$ 178

Basic earnings per common share	$ 1.01	$ 0.73
Weighted-average number of shares outstanding, basic (thousands)	245,277	243,294

Diluted earnings per common share	$ 0.99	$ 0.72
Weighted-average number of shares outstanding, diluted (thousands)	249,669	247,534

Dividends declared per share of common stock	$ 0.66	$ 0.63

SEMPRA ENERGY
Table A (Continued)

Sempra Energy Consolidated

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS
EXCLUDING 2014 ADJUSTMENT TO LOSS FROM 2013 PLANT CLOSURE (Unaudited)

In the first quarter of 2014, Sempra Energy Adjusted Earnings and Adjusted Diluted Earnings Per Common Share exclude a $9 million charge ($0.04 per diluted share) to adjust the loss from plant closure (in addition to the amount recorded in the second quarter of 2013) associated with the investment in the San Onofre Nuclear Generating Station (SONGS) based upon a proposed settlement agreement filed with the California Public Utilities Commission (CPUC) in April 2014. These are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of the excluded charge, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2014 to 2013 and to future periods, and also as a base for projection of future compounded annual growth rate. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2014	2013
Sempra Energy GAAP Earnings	$ 247	$ 178
Add: 2014 adjustment to loss from 2013 plant closure	9	-
Sempra Energy Adjusted Earnings	$ 256	$ 178

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 0.99	$ 0.72
Sempra Energy Adjusted Earnings	$ 1.03	$ 0.72
Weighted-average number of shares outstanding, diluted (thousands)	249,669	247,534

San Diego Gas & Electric Company (SDG&E)

RECONCILIATION OF SDG&E GAAP EARNINGS TO ADJUSTED EARNINGS
EXCLUDING 2014 ADJUSTMENT TO LOSS FROM 2013 PLANT CLOSURE (Unaudited)

SDG&E Adjusted Earnings excluding a $9 million charge in the first quarter of 2014 to adjust the loss from plant closure (in addition to the amount recorded in the second quarter of 2013) associated with SDG&E’s investment in SONGS based upon a proposed settlement agreement filed with the CPUC in April 2014 is a non-GAAP financial measure. Because of the significance and nature of this item, management believes that this non-GAAP financial measure provides a more meaningful comparison of the performance of SDG&E's business operations from 2014 to 2013 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods this non-GAAP financial measure to SDG&E Earnings, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Three months ended March 31,
(Dollars in millions)	2014	2013
SDG&E GAAP Earnings	$ 99	$ 91
Add: 2014 adjustment to loss from 2013 plant closure	9	-
SDG&E Adjusted Earnings	$ 108	$ 91

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2014	2013(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 844	$ 904
Restricted cash	26	24
Accounts receivable, net	1,405	1,522
Due from unconsolidated affiliates	2	4
Income taxes receivable	88	85
Deferred income taxes	375	301
Inventories	197	287
Regulatory balancing accounts – undercollected	665	556
Other regulatory assets	35	38
Fixed-price contracts and other derivatives	114	106
Asset held for sale, power plant	293	-
Other	180	170
Total current assets	4,224	3,997

Investments and other assets:
Restricted cash	27	25
Due from unconsolidated affiliate	31	14
Regulatory assets arising from pension and other postretirement benefit obligations	454	435
Other regulatory assets	2,039	2,113
Nuclear decommissioning trusts	1,055	1,034
Investments	1,634	1,575
Goodwill	999	1,024
Other intangible assets	423	426
Sundry	1,146	1,141
Total investments and other assets	7,808	7,787
Property, plant and equipment, net	25,452	25,460
Total assets	$ 37,484	$ 37,244

Liabilities and Equity
Current liabilities:
Short-term debt	$ 1,084	$ 545
Accounts payable	1,200	1,215
Dividends and interest payable	322	271
Accrued compensation and benefits	260	376
Regulatory balancing accounts – overcollected	88	91
Current portion of long-term debt	97	1,147
Fixed-price contracts and other derivatives	54	55
Customer deposits	155	154
Other	615	515
Total current liabilities	3,875	4,369
Long-term debt	11,700	11,253

Deferred credits and other liabilities:
Customer advances for construction	158	155
Pension and other postretirement benefit obligations, net of plan assets	679	667
Deferred income taxes	2,958	2,804
Deferred investment tax credits	41	42
Regulatory liabilities arising from removal obligations	2,624	2,623
Asset retirement obligations	2,127	2,084
Fixed-price contracts and other derivatives	238	228
Deferred credits and other	1,195	1,169
Total deferred credits and other liabilities	10,020	9,772
Equity:
Total Sempra Energy shareholders’ equity	11,040	11,008
Preferred stock of subsidiary	20	20
Other noncontrolling interests	829	822
Total equity	11,889	11,850
Total liabilities and equity	$ 37,484	$ 37,244

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2014	2013
	(unaudited)
Cash Flows from Operating Activities
Net income	$266	$178
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	286	295
Deferred income taxes and investment tax credits	95	252
Gain on sale of equity interest and assets	(27)	(74)
Adjustment to loss from plant closure	(13)	―
Equity earnings	(23)	(14)
Fixed-price contracts and other derivatives	(3)	17
Other	(24)	6
Net change in other working capital components	234	149
Changes in other assets	94	17
Changes in other liabilities	19	9
Net cash provided by operating activities	904	835

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(801)	(531)
Expenditures for investments	(12)	(5)
Proceeds from sale of equity interest and assets, net of cash sold	66	371
Distributions from investments	3	15
Purchases of nuclear decommissioning and other trust assets	(198)	(136)
Proceeds from sales by nuclear decommissioning and other trusts	195	134
Decrease in restricted cash	23	52
Increase in restricted cash	(27)	(60)
Advances to unconsolidated affiliates	(17)	―
Other	(2)	(2)
Net cash used in investing activities	(770)	(162)

Cash Flows from Financing Activities
Common dividends paid	(154)	(145)
Preferred dividends paid by subsidiaries	―	(2)
Issuances of common stock	11	15
Repurchases of common stock	(37)	(45)
Issuances of debt (maturities greater than 90 days)	1,188	608
Payments on debt (maturities greater than 90 days)	(1,138)	(645)
Proceeds from sale of noncontrolling interests, net of $25 in offering costs	―	574
Decrease in short-term debt, net	(69)	(43)
Other	6	3
Net cash (used in) provided by financing activities	(193)	320

Effect of exchange rate changes on cash and cash equivalents	(1)	3

(Decrease) increase in cash and cash equivalents	(60)	996
Cash and cash equivalents, January 1	904	475
Cash and cash equivalents, March 31	$844	$1,471

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended March 31,
(Dollars in millions)	2014	2013
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 99	$ 91
Southern California Gas	78	46
Sempra International:
Sempra South American Utilities	35	37
Sempra Mexico	42	31
Sempra U.S. Gas & Power:
Sempra Renewables	28	4
Sempra Natural Gas	9	53
Parent and other	(44)	(84)
Earnings	$ 247	$ 178

	Three months ended March 31,
(Dollars in millions)	2014	2013
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 294	$ 237
Southern California Gas	260	179
Sempra International:
Sempra South American Utilities	32	22
Sempra Mexico	75	61
Sempra U.S. Gas & Power:
Sempra Renewables	111	11
Sempra Natural Gas	40	26
Parent and other	1	-
Consolidated Capital Expenditures and Investments	$ 813	$ 536

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2014	2013

California Utilities - SDG&E and SoCalGas
Gas Sales (bcf)(1)	112	140
Transportation (bcf)(1)	162	168
Total Deliveries (bcf)(1)	274	308
Total Gas Customers (Thousands)	6,714	6,685

Electric Sales (Millions of kWhs)(1)	3,897	4,024
Direct Access (Millions of kWhs)	888	835
Total Deliveries (Millions of kWhs)(1)	4,785	4,859
Total Electric Customers (Thousands)	1,410	1,403

Other Utilities
Natural Gas Sales (bcf)
Mexico	6	6
Mobile Gas(2)	11	11
Willmut Gas	1	1
Natural Gas Customers (Thousands)
Mexico	101	94
Mobile Gas	88	89
Willmut Gas	20	20
Electric Sales (Millions of kWhs)
Peru	1,851	1,746
Chile	788	761
Electric Customers (Thousands)
Peru	1,005	968
Chile	644	628

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	1,102	1,099

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(3)	638	698
Sempra Natural Gas(4)	1,252	1,132

(1) Includes intercompany sales.
(2)	Includes transportation.
(3)

Includes 50% of total power sold related to wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method.

(4)	Sempra Natural Gas sold one 625-megawatt (MW) block of its 1,250-MW Mesquite Power natural gas-fired power plant in February 2013.